Exhibit 4.1
Form of Certificate for Fixed Rate Cumulative
Perpetual Preferred Stock, Series A

INCORPORATED UNDER THE LAWS OF THE STATE OF

KENTUCKY

NUMBER	SHARES
P-__	_________

FARMERS CAPITAL BANK CORPORATION
Fixed Rate Cumulative Perpetual Preferred Stock, Series A

This Certifies that ______________________________  is the owner of _________ Shares of  FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A, each of the Capital Stock of  Farmers Capital Bank Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation, this ___ day of _____________, A.D. ______.

__________________________________                              _________________________________
SECRETARY                                                                                     PRESIDENT

SHARES _______ EACH

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